AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, effective as of the 14th day of August, 2017, to the Transfer Agent Servicing Agreement dated as of July 1, 2016, (the "Agreement"), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Manager Directed Portfolios:

Exhibit F, the Vert Global Sustainable Real Estate Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGER DIRECTED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Douglas J. Neilson	By: /s/ Michael L. Ceccato
Name: Douglas J. Neilson	Name: Michael L. Ceccato
Title: President	Title: Senior Vice President

Exhibit F- Manager Directed Portfolios Transfer Agent Servicing Agreement; Transfer Agent Services fee schedules at August, 2017

Name of Series
Vert Global Sustainable Real Estate Fund

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund*

▪	Base Fee per CUSIP	$___ first CUSIP, $___ each additional CUSIP
▪	NSCC Level 3 Accounts	$___ per open account
▪	No-Load Fund Accounts	$___per open account
▪	Load Fund Accounts	$___per open account
▪	Daily Accrual Fund Accounts	$___per open account
▪	Closed Accounts	$___per closed account

Annual Basis Point Fee
___basis point on the first $___ million
___basis points on the next $___ million
___basis points on the balance

Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response Calls
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/Manual 401k Trade
▪	Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, mutual fund profile II services, dealer/fund merger events, NAV reprocessing and additional services mutually agreed upon.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the   month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Exhibit F (continued) - Manager Directed Portfolios Transfer Agent Servicing Agreement; E-Commerce  Fee Schedules at August, 2017

Transfer Agent & Shareholder Services - Supplemental Services Fee Schedule

CUSIP Setup

▪	CUSIP Setup beyond the initial CUSIP – $___per CUSIP
▪	Expedited CUSIP Setup – $___per CUSIP (Less than 35 days)

FAN Web Responsive Design (includes Mobile Access)

Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
-	Implementation – $___per fund group – includes up to 90 hours of technical/BSA support
-	Annual Base Fee – $___per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
-	Implementation – $___per fund group – includes up to 45 hours of technical/BSA support
-	Annual Base Fee – $___per year
▪	Customization – $___ per hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
-	Inquiry – $___per event
-	Account Maintenance – $___per event
-	Transaction – financial transactions, duplicate statement requests, etc. – $___per event
-	New Account Set-up – $___per event (Not available with FAN Web Select)
▪	Strong Authentication:
-	$___per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery – $___per year
▪	Per Record Charge
-	Rep/Branch/ID – $___
-	Dealer – $___
▪	Price Files – $___per record or $___per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.
▪	Account inquiry
- Inquiry - $___ per event
-	Vision ID - $___per month per ID
▪	Transaction Processing*
- Implementation Fee - $___per Management Company
- Transaction – purchase, redeem, and exchange - $___per event
- Monthly Minimum Charge - $___ per month
▪	Electronic Statements*
-	Implementation- $___per fund group
-	Load charges-$___per image
-	Archive charge (for any image stored beyond 2 years)-$ ___per document

*Vision ID and event charges also apply.

Fund Source

Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-	$___ per Month – Unlimited Users

Exhibit F - Transfer Agent & Shareholder Services - Supplemental Services Fee Schedule (Continued)

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-	$___ per Email

Client Web Data Access

USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	RMOD – Statement Storage & Retrieval
-	Setup: $___ per user
-	Support: $___ per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-	Setup: Included in initial fund setup on Transfer Agent system
-	$___ per user per month
Additional Data Delivery Services
▪	Ad Hoc/PowerSelect File Development
-	Standard ad-hoc select: $___per file
-	Custom coded data for recurring, scheduled delivery: $___ per hour consultation and programming development
-	Support: $___ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $___one-time fee
-	Support: $___ per file per month
▪	File Delivery to Alternate Sales Reporting Provider
-	Setup: $___one-time fee
-	Maintenance Fee: $___ per file per month

Recordkeeping Application Access

▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
-	$___implementation
-	$___ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
-	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-	$___ implementation
-	$___ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
-	$___implementation
-	$___ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
-	$___implementation
-	$___ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
-	$___implementation
-	$___ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
-	$___ implementation
-	$___ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
-	$___ per month

Exhibit F - Transfer Agent & Shareholder Services - Supplemental Services Fee Schedule (Continued)

Programming Charges

▪	$___ per hour (subject to change)
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns

▪	Cost based on project requirements.

Short-Term Trader

Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪	90 days or less: $___ per open account
▪	91-180 days: $___per open account
▪	181-270 days: $___per open account
▪	271 days – 1 year: $___per open account
▪	1 year – 2 years: $___per open account

Excessive Trader

Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪	$___ setup per fund group of 1-5 funds, $___setup per fund group of over 5 funds
▪	$___per account per year

Transfer Agent Training Services

▪	On-site at USBFS – $___per day
▪	At Client Location – $___per day plus travel and Miscellaneous expenses if required

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$___per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$___ setup per fund group
▪	$___ per month administration
▪	$___per received email correspondence

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$___ per fund group per month

Exhibit F - Transfer Agent & Shareholder Services Supplemental Services Fee Schedule (Continued)

Literature Fulfillment Services

▪	Account Management/Database Administration
-	$___ per month
-	Receiving – $___ per SKU
-	Order Processing – $___ per order
-	Skid Storage – $___ per month per location
-	Disposal – $___ per SKU
▪	Inbound Teleservicing Only
-	Account Management – $___ per month (OR)
-	Call Servicing – $___per call
▪	Lead Source Reporting
-	$___ per month
▪	Closed Loop Reporting
-	Account Management – $___ per month
-	Database Installation, Setup – $___ per fund group
▪	Miscellaneous Expenses
-	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
▪	$___ per Month

CTI Reporting

Integrated custom detailed call reporting
▪	$___ per monthly report

Mutual Fund Profile II Services

Initial data review and population as well as ongoing support of information on DTCC's Mutual Fund Profile II site
▪	Initial data population: $___ for less than 25 CUSIP / $___for 25 CUSIPS or more
▪	Monthly maintenance: $___ per management company
▪
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $___/hour

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$___per qualified plan account or Coverdell ESA account (Cap at $___per SSN)
▪	$___per transfer to successor trustee
▪	$___per participant distribution (Excluding SWPs)
▪	$___per refund of excess contribution
▪	$___per reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$___per outgoing wire transfer or overnight delivery
▪	$___per telephone exchange
▪	$___per return check or ACH or stop payment
▪	$___per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing

Services to support the setup and processing of physical certificated shares for a fund family:
▪	$___ setup per fund group
▪	$___per certificate transaction

Exhibit F - Transfer Agent & Shareholder Services Supplemental Services Fee Schedule (Continued)

Real Time Cash Flow

▪	Implementation (one time charge) & Recurring Charges (monthly)
-	Up to 5 Users – $___
-	Over 5 Users – to be provided
▪	Training
-	WebEx - $___ per user
-	On Site at USBFS – $___per day
-	At Client Location – $___per day plus travel and Miscellaneous expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) – $___ per hour (8 hour estimate)
-	Recurring (per feed) – $___ per month

Fund Closing/Deconversion Fees

▪	Programming & File Delivery – $___/hour
▪	Project Management/Analysis – $___/hour
▪	Account Data Retention – $___/account/month until purged*
▪	CUSIP Data Retention – $___/CUSIP/month until purged*

*FINCEN regulations require account retention for 12 months following closing.  Data is purged the first July after retention requirements have been fulfilled.

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost
▪	$___ – $___MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
▪	$___– $___MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
▪	$___– $___MARS Sales Reporting (Includes 5 Sales Users)
▪	$___– $___MARS 22c-2 Compliance (Includes 5 Compliance Users)
▪	$___ – $___– Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
▪	$___ – SalesForce.com Integration
▪	$___– Custom Data Interface
▪	$___– OmniSERV Setup
▪	$___ – Standard Interface
▪	$___– Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
▪	$___ – Sales Reporting
▪	$___ – 22c-2 Compliance
▪	$___ – CRM
▪	$___ – SFDC
Standard Version 8i Products & Services (Monthly Fee)
▪	$___ – OmniSERV
▪	$___ – Daily Transaction Load from Sales Portal
▪	$___ – Monthly Asset Load from Sales Portal
▪	$___ – SalesForce.com

Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

Exhibit F - Transfer Agent & Shareholder Services - Supplemental Services Fee Schedule (Continued)

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
▪ $___ – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
▪	$___/month (AUM $___ – $___)
▪	$___/month (AUM $___ – $___)
▪	$___/month (AUM $___– $___)
▪	$___/month (AUM $___ – $___)
Once an AUM of $___has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $___ per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $___ per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
▪	$___ – Custom Data Interface
▪	$___ – Standard Interface
▪	$___– OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training
▪	$___ /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $___per statement
▪	Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements – $___ initial setup fee
Note: Quarterly minimum fee of $___.

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $___per statement
▪	Document Consent Processing, Suppression, and Notification – $___per suppressed statement
▪	Development & Implementation of Electronic Investor Statements – $___initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $___per statement
▪	Document Consent Processing, Suppression, and Notification – $___per suppressed statement
▪	Development & Implementation of Electronic Tax Statements – $___initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents – $___ initial setup fee
Note: Annual compliance minimum fee of $___.

Related FAN Web Fees
▪	View Consent Enrollment – $___per transaction
▪	Consent Enrollment – $___per transaction
▪	View Statements – $___per view

Notes:
▪	Statements presented as PDF documents
▪	Statements will be loaded for all accounts, regardless of consent
▪	Three year minimum term
▪	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $___per document per year for three years and greater, if desired
▪	FAN Web customization charges also apply

Advisor's Signature below acknowledges approval of the fee schedules on this Exhibit F.

Vert Asset Management LLC

By: /s/ Samuel C. Adams

Printed Name and Title:        Samuel C. Adams, CEO      Date:        09-05-2017